Exhibit 3.35

SECOND RESTATED ARTICLES OF INCORPORATION
OF
MICHAELS OF OREGON CO.

ARTICLE I

The name of the corporation is Michaels of Oregon Co. and its duration shall be perpetual.

ARTICLE II

The purpose for which the corporation is organized is to engage in any lawful business for which corporations may be organized under the Oregon Business Corporation Act.

ARTICLE III

(A)                               Authorized Shares.          The total number of shares of all classes of stock which the corporation shall have authority to issue is 168,679 of which (i) 88,416 shares shall be Class A Common Stock, (ii) 40,263 shares shall be Class B Common Stock, (iii) 23,750 shares shall be Class C Common Stock, and (iv) 16,250 shares shall be Class D Common Stock.

(B)                               Common Stock.

1.                                      General.  The Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock shall be identical in all respects, except as otherwise provided in the following Sections of this paragraph (B) of Article III.  The Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock are sometimes referred to collectively in this Article III as the “Common Stock.”

2.                                      Voting.  The Class A Common Stock shall have one vote per share on each proposal submitted to shareholders of the corporation for their vote thereon.  The Class C Common Stock and the Class D Common Stock shall have no vote on proposals submitted to the shareholders of the corporation, except as may be required by applicable law.  The Class B

ANNEX I

Common Stock shall have no vote on proposals submitted to the shareholders of the corporation, except as follows:

(a)                                 the corporation will not either directly or through merger or consolidation with any other corporation amend, alter or repeal any of the provisions of these articles of incorporation so as to affect adversely the preferences, special rights or powers of the holders of the Class B Common Stock or authorize any reclassification of the Class B Common Stock without the consent given in writing without a meeting (which shall not constitute or be subject to the requirements of an action of the shareholders without a meeting under ORS § 60.211 or any successor provision) or affirmative vote given in person or by proxy at a meeting called for such purpose, by holders of sixty-six and two-thirds percent (66 2/3%) of the total of the then outstanding shares of Class B Common Stock, considered as a single class; and

(b)                                 the holders of Class B Common Stock shall be entitled to vote when and as required by law; and

(c)                                  until such time as there has been sold to the public in an underwritten public offering pursuant to one or more registration statements filed with, and declared effective by, the Securities and Exchange Commission (or any successor agency) under the Securities Act of 1933, as amended (or any successor statute providing for the registration of securities), an aggregate number of shares of Common Stock equal to at least twenty percent (20%) of the aggregate amount of Class A Common Stock outstanding prior to such sale (computed under the assumption that all outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock), the corporation will not, without the consent approving the transaction given in writing without a meeting (which shall not constitute or be subject to the requirements of an action of the shareholders without a meeting under ORS § 60.211 or any successor provision) or affirmative vote approving the transaction given in person or by proxy at a meeting called for such purpose, by the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Class B Common Stock, considered as a single class:

(i)                                     merge with or into or consolidate with any other corporation, or sell, lease, transfer or otherwise dispose of in a single transaction (A) more than ten percent (10%) of the corporation’s assets (other than in the ordinary course of business), (B) assets which shall have contributed ten percent (10%) or more to Consolidated Net Earnings, as hereinafter defined, for any of the three fiscal years of the corporation then most recently ended (provided, however, that such assets constitute an operating division or any group of assets the Consolidated Net Earnings from which may be derived without unreasonable cost, expense or effort from the books and records of the corporation kept in the ordinary course of business), or (C) any Intellectual Properties, as hereinafter defined;

For the purposes hereof, “Consolidated Net Earnings” shall mean consolidated gross revenues of the corporation and its subsidiaries less all operating and non-operating expenses of the corporation and its subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e. assets other than current assets), any gains resulting from the write-up of assets (other than the write-up of current assets as a result of revaluations to the extent of the write-down of such assets taken after February 24, 1988 or realignment of currencies), any equity of the corporation or any subsidiary in the unremitted earnings of any corporation which is not a subsidiary, any earnings of any person acquired by the corporation or any subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any subsidiary at the date of acquisition over the cost of the investment in such subsidiary; all determined in accordance with generally accepted accounting principles;

For the purposes hereof, “Intellectual Properties” shall mean patents, patent applications, copyrights, copyright applications, trade secrets, tradenames and trademarks, technologies, methods, designs, drawings, software (including documentation and source code listings), processes and other properties or information proprietary to the corporation;

(ii)                                  issue additional capital stock or securities convertible into such stock other than:  (A) 43,125 shares of authorized Class A Common Stock reserved for issuance upon the conversion of shares of Class B Common Stock, upon such conversion; (B) in connection with any stock split or stock dividend by the corporation; (C) 23,750 shares of authorized Class A Common Stock reserved for issuance upon the conversion of Class C Common Stock and Class D Common Stock; (D) 2,400 shares of authorized Class A Common Stock for issuance to members of management or new employees of the corporation as determined by the Board of Directors; and (E) 16,250 shares of authorized Class D Common Stock for issuance to holders of Class C Common Stock who exchange such Class C Common Stock for such Class D Common Stock, provided, however, that upon such exchange, all certificates representing such shares of Class C Common Stock exchanged for Class D Common Stock shall be cancelled and shall not be reissued, and the corporation shall from time to time take such appropriate action as may be necessary to reduce the number of authorized shares of Class C Common Stock to equal the number then outstanding; and

(iii)                               amend or repeal these articles of incorporation or the bylaws of the corporation, or adopt new bylaws of the corporation except that these articles of incorporation may be amended without such a consent or class vote (i) to increase the number of authorized shares of the stock of the corporation for the purpose of issuing and selling all or any part of such shares in a public offering pursuant to a registration statement under the Securities Act of 1933, as amended, (ii) to reduce the number of authorized shares upon conversion or cancellation of shares of Class B Common Stock, Class C Common Stock or Class D Common Stock as provided herein or the reacquisition of shares of Common Stock by the Company, and (iii) to change the name of the corporation.

3.                                      Dividends.  With respect to the payment of dividends, holders of Class A Common Stock and Class B Common Stock, treated as a single class as though all of the shares of Class B Common Stock had been fully converted into Class A Common Stock, shall be entitled to receive cash dividends, when and as declared by the Board of Directors, out of any funds of the corporation at the time legally available for the payment of dividends.  The Class C Common Stock and Class D Common Stock shall not be entitled to receive dividends.

4.                                      Conversion of Class B Common Stock, Class C Common Stock and Class D Common Stock.

(a)                                 Upon the transfer on the stock records of the corporation of any shares of Class B Common Stock to a person or entity other than (i) The Prudential Insurance Company of America, a New Jersey corporation, or any direct or indirect subsidiary thereof, or (ii) an employee of the corporation, the shares so transferred shall automatically be converted into Class A Common Stock, without any action on the part of the holder thereof, at a rate of 1.071072 shares of Class A Common Stock for each share of Class B Common Stock converted.

All certificates representing shares of Class B Common Stock converted into shares of Class A Common Stock as provided in this Section 4(a) shall be cancelled and shall not be reissued, and the corporation shall from time to time take such appropriate action as may be necessary to reduce the number of authorized shares of Class B Common Stock to equal the number then outstanding.

(b)                                 Upon any of the following:

(i)                                     the sale to the public in an underwritten public offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (or any successor statute providing for the registration of securities) of any shares of Class A Common Stock; or

(ii)                                  the merger or consolidation of the corporation with another corporation or corporations or the sale, lease, transfer or other disposition in a single transaction of more than ten percent (10%) of the corporation’s assets (other than in the ordinary course of business); or

(iii)                               the sale by the holders of shares of Class A Common Stock to a single purchaser or group of purchasers acting together in a single transaction or series of related transactions of such number of shares of the outstanding shares of Class A Common Stock as is greater than or equal to fifty percent (50%) of the total number of shares of such stock then outstanding; or

(iv)                              at any time on or after February 24, 1993; or

(v)                                 at any time when the total number of shares of Class A Common Stock to which the holder of shares of Class B Common Stock would be entitled upon full conversion thereof, as a percentage of the total number of shares of Class A Common Stock then outstanding on a fully diluted basis, would be less than twenty-two and one-half percent (22.5%) of such outstanding shares;

then any holder of shares of Class B Common Stock may request to convert all or any portion of such holder’s shares of Class B Common Stock into shares of Class A Common Stock.  Upon receipt by the corporation from a record holder of shares of Class B Common Stock of a written request so to convert, the shares of Class B Common Stock subject to the request shall be converted into Class A Common Stock at a rate of 1.071072 shares of Class A Common Stock for each share of Class B Common Stock converted.  In the case of a conversion as a result of a sale described in clause (i) above, such conversion shall be effective retroactive to the time the registration statement for such sale is declared effective or, if later, at the time of the receipt by the corporation of such request to convert, it being the intention, while no such conversion is to be permitted if such sale does not occur, to enable shares of the Class B Common Stock to be registered as shares of the Class A Common Stock under such registration statement even though the conversion thereof will be contingent upon the sale of other shares of Class A Common Stock registered under such registration statement.  In the case of a conversion as a result of a sale described in clauses (ii) or (iii) above, such conversion shall be effective at the time of such sale or, if later, the time of the receipt by the corporation of such request to convert.  All shares of Class B Common Stock converted into shares of Class A Common Stock as provided in this Section 4(b) shall be retired and cancelled and shall not be reissued, and the corporation may from time to time take such appropriate action as may be necessary to reduce the number of authorized shares of Class B Common Stock accordingly.

(c)                                  As soon as practicable after the end of each of the corporation’s fiscal years ended September 30, 1988 through 1992, the corporation shall determine its earnings before interest, taxes, depreciation and amortization (“EBIDAT”) in the manner set forth in the definition in Section 4(e) below.  If the range of EBIDAT within which the corporation’s actual EBIDAT falls in the table below corresponds to a numerical level (a “Class C Conversion Level”) which exceeds the highest Class C Conversion Level attained in respect of any prior fiscal year (such highest Class C Conversion Level, as it may change from time to time, the “Vested Class C Conversion Level”), then a number of shares of Class C Common Stock of each registered holder thereof equal to the product of (a) the difference between the Class C Conversion Level attained in any year and the Vested Class C Conversion Level (provided that such difference is greater than 0) multiplied by (b) five percent (5%) of the number of shares of Class C Common Stock registered in the name of such holder or such holder’s assignor (to the extent of any such assignment) on February 24, 1988 (the “Class C Conversion Amount”) shall convert automatically and without any action on the part of the holder or holders thereof, into shares of Class A Common Stock at a rate of one share of Class A Common Stock for each share of Class C Common Stock so converted, effective as of the date of Class C Conversion Notice (as defined below).  If the Conversion Level attained in respect of such year is equal to or less than the then current Vested Class C Conversion Level, no shares of Class C Common Stock shall be converted into Class A Common Stock in respect of such year.  The following table shall be used to determine the Class C Conversion Level attained in each year designated in the table:

EBIDAT (amounts in dollars; 000s omitted)

CLASS C
CONVERSION
LEVEL	1988	1989	1990	1991	1992

0	<4,448	<4,782	<5,140	<5,526	<5,940
1	≥4,448	≥4,782	≥5,140	≥5,526	≥5,940
	<4,551	<4,881	<5,245	<5,640	<6,065
2	≥4,551	≥4,881	≥5,245	≥5,640	≥6,065
	<4,655	<4,979	<5,350	<5,754	<6,191
3	≥4,655	≥4,979	≥5,350	≥5,754	≥6,191
	<4,758	<5,078	<5,454	<5,868	<6,316
4	≥4,758	≥5,078	≥5,454	≥5,868	≥6,316
		<5,176	<5,559	<5,982	<6,441
5		≥5,176	≥5,559	≥5,982	≥6,441
		<5,276	<5,664	<6,096	<6,567
6		≥5,275	≥5,664	≥6,096	≥6,567
		<5,373	<5,769	<6,210	<6,692
7		≥5,373	≥5,769	≥6,210	≥6,692
		<5,472	<5,874	<6,324	<6,818
8		≥5,472	≥5,874	≥6,324	≥6,818
			<5,979	<6,439	<6,943
9			≥5,979	≥6,439	≥6,943
			<6,083	<6,553	<7,068
10			≥6,083	≥6,553	≥7,068
			<6,188	<6,667	<7,194
11			≥6,188	≥6,667	≥7,194
			<6,293	<6,781	<7,319
12			≥6,293	≥6,781	≥7,319
				<6,895	<7,444
13				≥6,895	≥7,444
				<7,009	<7,570
14				≥7,009	≥7,570
				<7,123	<7,695
15				≥7,123	≥7,695
				<7,237	<7,821
16				≥7,237	≥7,821
<7,946
17					≥7,946
<8,071
18					≥8,071
<8,197
19					≥8,197
<8,322
20					≥8,322

Promptly after the determination of the corporation’s EBIDAT for any fiscal year, the corporation shall notify each stockholder as to the number, if any, of shares of Class C Common Stock registered in the name of such holder which have been converted into shares of Class A Common Stock (the “Class C Conversion Notice”).  All conversions will be based upon the number of shares of Class C Common Stock registered in the name of each holder thereof on the date of the Class C Conversion Notice.  All shares of Class C Common Stock so converted shall return to the authorized but unissued shares of Common Stock of the corporation and shall not be reissued.  For the purposes of this conversion only, fractions shares will be issued by the corporation, provided, however, that as of the date of the Conversion Notice in respect of the fiscal year ended September 30, 1992, all outstanding fractional shares shall be settled in cash at the then fair market value (as determined in good faith in the sole discretion of the Board of Directors) and such fractional shares shall be cancelled and retired, and shall not be reissued.  All shares of Class C Common Stock still outstanding and not so converted after the determination of EBIDAT for the fiscal year ended September 30, 1992, shall be retired and cancelled as of the date of the Class C Conversion Notice and shall not be reissued.  On and as of the date of the Class C Conversion Notice in respect of the fiscal year ended September 30, 1992, and after taking into account the conversion, if any, of Class C Common Stock into Class A Common Stock, as specified in said Class C Conversion Notice, the number of shares of authorized but unissued capital stock of the corporation shall be automatically reduced to eliminate from the shares authorized by Article III hereof (i) the number of shares of Class A Common Stock reserved for issuance upon conversion of Class C Common Stock and not so converted, and (ii) all authorized shares of Class C Common Stock.  The corporation may from time to time take action to reflect the foregoing reductions in the number of authorized shares of Class A Common

Stock or Class C Common Stock, as the case may be, and take such other actions as may be necessary or convenient to carry out the intent of this Section 4(c).

(d)                                 As soon as practicable after the end of each of the corporation’s fiscal years ended September 30, 1988 through 1992, the corporation shall determine its EBIDAT in the manner set forth in the definition in Section 4(e) below.  If the range of EBIDAT within which the corporation’s actual EBIDAT falls in the table below corresponds to a numerical level (a “Class D Conversion Level”) which exceeds the highest Class D Conversion Level attained in respect of any prior fiscal year (such highest Class D Conversion Level, as it may change from time to time, the “Vested Class D Conversion Level”), then a number of shares of Class D Common Stock of each registered holder thereof equal to the product of (a) the difference between the Class D Conversion Level attained in any year and the Vested Class D Conversion Level (provided that such difference is greater than 0) multiplied by (b) five percent (5%) of the number of shares of Class C Common Stock registered in the name of such holder or such holder’s assignor (to the extent of any such assignment) on February 24, 1988 (the “Class D Conversion Amount”) shall convert automatically and without any action on the part of the holder or holders thereof, into shares of Class A Common Stock at a rate of one share of Class A Common Stock for each share of Class D Common Stock so converted, effective as of the date of Class D Conversion Notice (as defined below).  If the Conversion Level attained in respect of such year is equal to or less than the then current Vested Class D Conversion Level, no shares of Class D Common Stock shall be converted into Class A Common Stock in respect of such year.  The following table shall be used to determine the Class D Conversion Level attained in each year designated in the table:

EBIDAT (amounts in dollars; 000s omitted)

CLASS D CONVERSION LEVEL	1988	1989	1990	1991	1992

0	<4,900	<5,250	<5,650	<6,100	<6,550
1	≥4,900	≥5,250	≥5,650	≥6,100	≥6,550
	<5,010	<5,360	<5,770	<6,230	<6,680
2	≥5,010	≥5,360	≥5,770	≥6,230	≥6,680
	<5,130	<5,470	<5,890	<6,360	<6,820
3	≥5,130	≥5,470	≥5,890	≥6,360	≥6,820
	<5,250	<5,580	<6,010	<6,480	<6,960
4	≥5,250	≥5,580	≥6,010	≥6,480	≥6,960
		<5,680	<6,130	<6,610	<7,100
5		≥5,680	≥6,130	≥6,610	≥7,100
		<5,790	<6,240	<6,740	<7,240
6		≥5,790	≥6,240	≥6,740	≥7,240
		<5,900	<6,360	<6,860	<7,380
7		≥5,900	≥6,360	≥6,860	≥7,380
		<6,000	<6,480	<6,990	<7,520
8		≥6,000	≥6,480	≥6,990	≥7,520
			<6,590	<7,120	<7,660
9			≥6,590	≥7,120	≥7,660
			<6,710	<7,240	<7,800
10			≥6,710	≥7,240	≥7,800
			<6,830	<7,370	<7,940
11			≥6,830	≥7,370	≥7,940
			<6,950	<7,500	<8,080
12			≥6,950	≥7,500	≥8,080
				<7,620	<8,220
13				≥7,620	≥8,220
				<7,750	<8,360
14				≥7,750	≥8,360
				<7,880	<8,500
15				≥7,880	≥8,500
				<8,000	<8,640
16				≥8,000	≥8,640
<8,780
17					≥8,780
<8,920
18					≥8,920
<9,060
19					≥9,060
<9,200
20					≥9,200

Promptly after the determination of the corporation’s EBIDAT for any fiscal year, the corporation shall notify each stockholder as to the number, if any, of shares of Class D Common Stock registered in the name of such holder which have been converted into shares of Class A Common Stock (the “Class D Conversion Notice”).  All conversions will be based upon the number of shares of Class D Common Stock registered in the name of each holder thereof on the date of the Class D Conversion Notice.  All shares of Class D Common Stock so converted shall return to the authorized but unissued shares of Common Stock of the corporation and shall not be reissued.  For the purposes of this conversion only, fractional shares will be issued by the corporation, provided, however, that as of the date of the Class D Conversion Notice in respect of the fiscal year ended September 30, 1992, all outstanding fractional shares shall be settled in cash at the then fair market value (as determined in good faith in the sole discretion of the Board of Directors) and such fractional shares shall be cancelled and retired, and shall not be reissued.  All shares of Class D Common Stock still outstanding and not so converted after the determination of EBIDAT for the fiscal year ended September 30, 1992, shall be retired and cancelled as of the date of the Class D Conversion Notice and shall not be reissued.  On and as of the date of the Class D Conversion Notice in respect of the fiscal year ended September 30, 1992, and after taking into account the conversion, if any, of Class D Common Stock into Class A Common Stock, as specified in said Class D Conversion Notice, the number of shares of authorized but unissued capital stock of the corporation shall be automatically reduced to eliminate from the shares authorized by Article III hereof (i) the number of shares of Class A Common Stock reserved for issuance upon conversion of Class D Common Stock and not so converted, and (ii) all authorized shares of Class D Common Stock.  The corporation may from time to time take action to reflect the foregoing reductions in the number of authorized shares of

Class A Common Stock or Class D Common Stock, as the case may be, and take such other actions as may be necessary or convenient to carry out the intent of this Section 4(d).

(e)                                  For purposes of Sections 4(c) and 4(d), “EBIDAT” shall mean earnings (loss) before interest, taxes, depreciation, amortization and the management fee payable by the corporation to Northern Capital Corp., an Oregon corporation, or its successors or assigns, as determined by an independent certified public accountant in accordance with generally accepted accounting principles consistently applied, excluding from such calculation (i) gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), (ii) any gains resulting from the write-up of assets (other than the write-up of current assets as a result of revaluations to the extent of the write-down of such assets taken after February 24, 1988 or realignment of currencies), (iii) any equity of the corporation or any subsidiary in the unremitted earnings of any corporation which is not a subsidiary; (iv) any earnings of any entity acquired by the corporation or any subsidiary through purchase, merger, consolidation or otherwise for any year prior to the year of such acquisition, or (v) any deferred credit representing the excess of equity in any subsidiary at the date of acquisition of such subsidiary over the cost of the investment in such subsidiary.

(f)                                   Notwithstanding Sections 4(c) and 4(d), if, during any of the corporation’s fiscal years ended September 30, 1988 through 1991, (i) all or substantially all of the assets of the corporation are sold for cash in a single transaction (an “Asset Sale”); (ii) all of the issued and outstanding shares of Class A Common Stock (including shares of Class A Common Stock to be issued upon conversion of Class C Common Stock and Class D Common Stock pursuant to Section 4(f) and Class B Common Stock) of the corporation are sold for cash by the holders thereof in a single transaction (a “Stock Sale”); or (iii) the corporation is merged with and into another corporation in a transaction in which the holders of the corporation’s equity securities receive cash or a combination of cash and securities for their shares (a “Merger”), then effective on and as of the date of the closing of the Asset Sale or Stock Sale, or the effective date of a Merger, as the case may be (such date, the “Closing Date”), then:

(A)                               a number of shares of Class C Common Stock equal to the aggregate of (x) the product of (I) 7,500 less the number of all shares of Class C Common Stock theretofore cancelled by the corporation pursuant to Section 4(c) above, and (II) the percentage derived from the table below, and (y) the number of shares of Class C Common Stock, if any, which would be converted into Class A Common Stock pursuant to Section 4(c) above if the EBIDAT for the fiscal year within which the Closing Date falls equalled the Trailing Twelve-Month EBIDAT determined pursuant to this Section 4(f), shall convert automatically and without any action on the part of the holder or holders thereof, into shares of Class A Common Stock at a rate of one share of Class A Common Stock for each share of Class C Common Stock so converted.  To determine the percentage to be used in clause (II) of the immediately preceding sentence, the Earnings Multiple and the Trailing Twelve-Month EBIDAT shall be determined in the manner set forth in their respective definitions below, and the corresponding percentage, if any, shall be determined from the table below for the fiscal year within which the Closing Date falls:

TRAILING TWELVE-MONTH EBIDAT
(000s omitted)

EARNINGS MULTIPLE	≥4,762	≥4,987	≥5,212	≥5,437	≥5,662	≥5,887	≥6,112	≥6,337	≥6,562	≥6,787	≥7,012	≥7,237
< 6.0 -= 0
Fiscal 1988:
≥6.0	10%	20%	30%	40%	50%	60%	70%	70%	70%	70%	70%	70%
≥6.5	20%	30%	40%	50%	60%	70%	80%	80%	80%	80%	80%	80%
Fiscal 1989:
≥6.0	—	—	10%	20%	30%	40%	50%	50%	50%	50%	50%	50%
≥6.5	—	—	20%	30%	40%	50%	60%	60%	60%	60%	60%	60%
Fiscal 1990:
≥6.0	—	—	—	—	—	—	10%	20%	30%	30%	30%	30%
≥6.5	—	—	—	—	—	—	20%	30%	40%	40%	40%	40%
Fiscal 1991:
≥6.0	—	—	—	—	—	—	—	—	—	—	10%	20%
≥6.5	—	—	—	—	—	—	—	—	—	—	20%	20%

(B)                               a number of shares of Class D Common Stock equal to the aggregate of (x) the product of (I) 16,250 less the number of all shares of Class D Common Stock theretofore cancelled by the corporation pursuant to Section 4(d) above, and (II) the percentage derived from the table below, and (y) the number of shares of Class D Common Stock, if any, which would be converted into Class A Common Stock pursuant to Section 4(d) above if the EBIDAT for the fiscal year within which the Closing Date falls equalled the Trailing Twelve-Month EBIDAT determined pursuant to this Section 4(f), shall convert automatically and without any action on the part of the holder or holders thereof, into shares of Class A Common Stock at a rate of one share of Class A Common Stock for each share of Class D Common Stock so converted.  To determine the percentage to be used in clause (II) of the immediately preceding sentence, the Earnings Multiple and the Trailing Twelve-Month EBIDAT shall be determined in the manner set forth in their respective definitions below, and the corresponding percentage, if any, shall be determined from the table below for the fiscal year within which the Closing Date falls:

TRAILING TWELVE-MONTH EBIDAT
(000s omitted)

EARNINGS MULTIPLE	≥5,250	≥5,500	≥5,750	≥6,000	≥6,250	≥6,500	≥6,750	≥7,000	≥7,250	≥7,500	≥7,750	≥8,000
< 6.0 = 0
Fiscal 1988:
≥6.0	10%	20%	30%	40%	50%	60%	70%	70%	70%	70%	70%	70%
≥6.5	20%	30%	40%	50%	60%	70%	80%	80%	80%	80%	80%	80%
Fiscal 1989:
≥6.0	—	—	10%	20%	30%	40%	50%	50%	50%	50%	50%	50%
≥6.5	—	—	20%	30%	40%	50%	60%	60%	60%	60%	60%	69%
Fiscal 1990:
≥6.0	—	—	—	—	—	—	10%	20%	30%	30%	30%	30%
≥6.5	—	—	—	—	—	—	20%	30%	40%	40%	40%	40%
Fiscal 1991:
≥6.0	—	—	—	—	—	—	—	—	—	—	10%	20%
≥6.5	—	—	—	—	—	—	—	—	—	—	20%	20%

The number of shares of Class C Common Stock and Class D Common Stock so converted shall be distributed pro rata among all registered holders of Class C Common Stock and Class D Common Stock, respectively, on the Closing Date, based upon their respective holdings of Class C Common Stock and Class D Common Stock on such date.  For the purposes of this Section 4(f), fractional shares will not be issued, and will be settled in cash within ten (10) business days after the Closing Date at the price per share used in calculating the Earnings Multiple.  On and as of the Closing Date, and after taking into account the conversion of Class C Common Stock and Class D Common Stock into Class A Common Stock provided for in this subparagraph (f) to occur on the Closing Date, the number of shares of authorized but unissued capital stock of the corporation shall be automatically reduced to eliminate from the shares authorized by Article III hereof (i) the number of shares of Class A Common Stock reserved for issuance upon the conversion of Class C Common Stock and Class D Common Stock and not so converted, and (ii) all authorized shares of Class C Common Stock and Class D Common Stock.

“Earnings Multiple” shall mean the aggregate purchase price in the event of an Asset Sale or Stock Sale, the aggregate amount of cash or the aggregate amount of cash and the value of securities received by the holders of the corporation’s equity securities in a Merger, divided by the Trailing Twelve-Month EBIDAT, all as determined in accordance with generally accepted accounting principles consistently applied.

“Trailing Twelve-Month EBIDAT” shall mean the EBIDAT for the corporation (as defined in Section 4(e), but not determined by the corporation’s independent certified public accountants) for the twelve-month period ended as of the end of the most recent calendar month for which financial statements are available preceding (i) the execution of a definitive purchase agreement in connection with an Asset Sale or Stock Sale or (ii) the execution of an agreement and plan of merger in connection with a Merger, all in accordance with generally accepted accounting principles, consistently applied.

5.                                      Procedures.  Upon the occurrence of any of the events (including receipt by the corporation from a record holder of shares of a written request to convert shares where applicable) specified in Section 4 above, the outstanding shares of Class B Common Stock, Class C Common Stock and Class D Common Stock to be converted shall be converted without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation, provided, however, that the corporation shall not be obligated to issue certificates evidencing the shares issued upon such conversion unless certificates evidencing such shares of the Class B Common Stock, Class C Common Stock or Class D Common Stock being converted are either delivered to the corporation, as hereinafter provided, or the holder notifies the corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection therewith.  Upon the occurrence of each such conversion of Class B Common Stock, Class C Common Stock or Class D Common Stock, the holders of such shares being converted shall surrender the certificates representing such shares at the offices of the corporation.  Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Class A Common Stock into which such shares were converted and a certificate or certificates for any shares of Class B Common Stock, Class C Common Stock or Class D Common Stock not so converted.

6.                                      Liquidation.  In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the assets of the corporation available for distribution to its stockholders shall be distributed pro rata, on a share-for-share basis, among all shares of Common Stock then outstanding, other than the shares of Class C Common Stock and Class D Common Stock, which shall not be entitled to receive any such distribution.  In determining amounts payable under this Section 6, amounts payable in respect of all shares registered on the books of the corporation in the name of any one stockholder shall be cumulated and rounded to the nearest $.01.

7.                                      Nontransferability of Class C Common Stock and Class D Common Stock; Cancellation Upon Termination of Employment.  Shares of Class C Common Stock and Class D Common Stock shall not be transferable other than in the event of a liquidation or partial liquidation of the holder of such shares of Class C Common Stock and Class D Common Stock which is a corporation or a partnership or with the consent of the corporation and holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Class B Common

Stock.  In the event the employment by the corporation of any holder of Class C Common Stock or Class D Common Stock is terminated for any reason, including without limitation termination (i) at the option of the corporation with or without cause, (ii) at the option of the employee for any reason, or (iii) upon the death or disability of the employee, than all shares of Class C Common Stock and Class D Common Stock registered in the name of such person shall be retired and cancelled, effective as of the date of termination of employment.

ARTICLE IV

The bylaws of the corporation may be amended or repealed, or new bylaws may be adopted, only by the written consent without a meeting (which shall not constitute or be subject to the requirements of an action of the shareholders without a meeting under ORS § 60.211 or any successor provision) or the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Class B Common Stock considered as a single class, and the written consent without a meeting (which shall not constitute or be subject to the requirements of an action of the shareholders without a meeting under ORS § 60.211 or any successor provision) or the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Class A Common Stock considered as a single class, and the board of directors of the corporation shall have no power to amend, repeal or adopt bylaws of the corporation without such further consent or vote.

ARTICLE V

The corporation shall indemnify to the fullest extent not prohibited by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or a fiduciary within the meaning of the Employee

Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.  The corporation shall pay for or reimburse the reasonable expenses incurred by any such person in any such proceeding in advance of the final disposition of the proceeding to the fullest extent not prohibited by law.  This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

ARTICLE VI

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article VI shall not eliminate the liability of a director for any act or emission for which such elimination of liability is not permitted under the Oregon Business Corporation Act.  No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.